EXHIBIT 24.1

POWER OF ATTORNEY

Each of the undersigned hereby constitutes and appoints MEL G. BREKHUS, RICHARD M. FOWLER and JAMES R. McCRAW, and each of them, with full power of substitution as the undersigned's attorney or attorney-in-fact, to sign for each of them and in each of their names, as members of the Board of Directors, an Annual Report on Form 10-K for the year ended May 31, 2008, and any and all amendments, filed by TEXAS INDUSTRIES, INC., a Delaware corporation, with the Securities and Exchange Commission under the provisions of the Securities Act of 1934, as amended, with full power and authority to do and perform any and all acts and things necessary or appropriate to be done in the premises.

DATED:    July 9, 2008

/S/ SAM COATS
Sam Coats (Director)

/S/ GORDON E. FORWARD
Gordon E. Forward (Director)

/S/ KEITH W. HUGHES
Keith W. Hughes (Director)

/S/ HENRY H. MAUZ, JR.
Henry H. Mauz, Jr. (Director)

/S/ THOMAS R. RANSDELL
Thomas R. Ransdell (Director)

/S/ ROBERT D. ROGERS
Robert D. Rogers (Director)

/S/ RONALD G. STEINHART
Ronald G. Steinhart (Director)

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

On this 9th day of July, 2008, before me personally came SAM COATS, GORDON E. FORWARD, KEITH W. HUGHES, HENRY H. MAUZ, JR., THOMAS R. RANSDELL, ROBERT D. ROGERS and RONALD G. STEINHART, known to me to be the same persons described in and who executed the foregoing Power of Attorney and acknowledged to me that he executed the same for the purposes therein stated.

/S/ GWYNN E. HERRICK
Notary Public in and for the State of Texas

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